As filed with the Securities and Exchange Commission on August 2, 1996

                                                            REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         FIRSTCITY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                               76-0243729
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)


                               6400 IMPERIAL DRIVE
                                WACO, TEXAS 76712
   (Address, including zip code, of Registrant's principal executive offices)

        FIRSTCITY FINANCIAL CORPORATION 1995 STOCK OPTION AND AWARD PLAN
        FIRSTCITY FINANCIAL CORPORATION 1996 STOCK OPTION AND AWARD PLAN
                            (Full title of the plans)
                       ----------------------------------

                                                              Copy to:

                JAMES R. HAWKINS,                       STEVEN D. RUBIN, ESQ.
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER    WEIL, GOTSHAL & MANGES LLP
         FIRSTCITY FINANCIAL CORPORATION              700 LOUISIANA, SUITE 1600
               6400 IMPERIAL DRIVE                      HOUSTON, TEXAS 77002
                WACO, TEXAS 76712                          (713) 546-5000
                 (817) 751-1750
 (Name, address and telephone number, including area code, of agent for service)

                                                    CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                   Proposed maximum     Proposed maximum
                                             Amount to be         offering price per   aggregate offering   Amount of registration
     Title of securities to be registered   registered (1)            share (5)             price (5)                 fee
- ------------------------------------------------------------------------------------------------------------------------------------
    Common Stock, par value $.01 per share   187,100 shares (2)         $20.00             $ 3,742,000               $1,291
                                          ------------------------------------------------------------------------------------------
                                              22,500 shares (2)         $22.00             $   495,000               $  171
                                          ------------------------------------------------------------------------------------------
                                              20,400 shares (3)         $25.78             $   525,912               $  182
- ------------------------------------------------------------------------------------------------------------------------------------
    Common Stock, par value $.01 per share   500,000 shares (4)         $25.78             $12,890,000               $4,445
====================================================================================================================================
                                                                                           Total registration fee:   $6,089

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of the Registrant's Common Stock as may become issuable pursuant to the antidilution provisions of the FirstCity Financial Corporation 1995 Stock Option and Award Plan and the FirstCity Financial Corporation 1996 Stock Option and Award Plan.
(2) Such shares are issuable upon the exercise of outstanding options granted under the FirstCity Financial Corporation 1995 Stock Option and Award Plan.
(3) Such shares are issuable upon the exercise of options available for future grants under the FirstCity Financial Corporation 1995 Stock Option and Award Plan.
(4) Such shares are issuable upon the exercise of options available for future grants under the FirstCity Financial Corporation 1996 Stock Option and Award Plan.
(5) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and representing (1) with respect to the 187,100 and 22,500 shares issuable upon the exercise of outstanding options granted under the FirstCity Financial Corporation 1995 Stock Option and Award Plan, the number of such shares multiplied by their respective option exercise prices, and (2) with respect to the 20,400 shares issuable upon the exercise of options available for future grants under the FirstCity Financial Corporation 1995 Stock Option and Award Plan, and the 500,000 shares issuable upon the exercise of options available for future grants under the FirstCity Financial Corporation 1996 Stock Option and Award Plan, the number of such shares multiplied by the average of the high and low prices of the Registrant's Common Stock on July 31, 1996 as reported on the Nasdaq National Market.

================================================================================

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.    PLAN INFORMATION.
           -----------------

           Not required to be filed with this Registration Statement.*

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
           ------------------------------------------------------------

           Not required to be filed with this Registration Statement.*


- --------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.
           ----------------------------------------

           The following documents are incorporated by reference in this Registration Statement:

                     a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 Form 10-K") filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                     b. All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1995 Form 10-K; and

                     c. The description of the Registrant's Common Stock contained in the Registrant's Form 8-A Registration Statement filed with the Commission under the Exchange Act on July 25, 1995 (File No. 0-26500), as amended by the Registrant's Form 8-A/A filed with the Commission under the Exchange Act on August 25, 1995 and the Registrant's Form 8-A/A No. 2 filed with the Commission under the Exchange Act on September 6, 1995, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of the Registrant's Common Stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

           Any statement or information contained herein or in any document all or part of which is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement or information contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.
           --------------------------

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.
           ---------------------------------------

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.
           ------------------------------------------

           The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that each person who was or is made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified by the Registrant, to the full extent permitted by the Delaware General Corporation Law (the "DGCL").

           Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

           The Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit. The Certificate of Incorporation further provides that neither amendment nor repeal of such provision nor the adoption of any term of the Certificate of Incorporation inconsistent with such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise, prior to such amendment, repeal or adoption of such inconsistent provision.

           The foregoing summaries are necessarily subject to the complete text of the statutes and the Certificate of Incorporation referred to above and are qualified in their entirety by reference thereto.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.
           ------------------------------------

           Not applicable.

ITEM 8.    EXHIBITS.
           ---------

           The Exhibits to this Registration Statement are listed in the Index to Exhibits on page 9 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.    UNDERTAKINGS.
           -------------

           (a) The undersigned Registrant hereby undertakes:

                       (1) To file, during any period in which offers or
             sales are being made, a post-effective amendment to this Registration Statement:

                                (i) To include any prospectus required by
                       Section 10(a)(3) of the Securities Act of 1933, as amended;

                                (ii) To reflect in the prospectus any facts or
                       events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                (iii) To include any material information with
                       respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

                       (2) That, for the purpose of determining any liability
             under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3) To remove from registration by means of a
             post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waco, State of Texas, on August 1, 1996.

                                   FIRSTCITY FINANCIAL CORPORATION



                                   By:   /s/ James R. Hawkins
                                      ------------------------------------------
                                      James R. Hawkins, Chairman of the Board
                                      and Chief Executive Officer


                                POWER OF ATTORNEY

           Each person whose signature appears below hereby constitutes and appoints James R. Hawkins and James T. Sartain, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                            TITLE                               DATE
           ---------                            -----                               ----
/s/ James R. Hawkins                  Chairman of the Board, Chief               August 1, 1996
- --------------------------------      Executive Officer and Director
James R. Hawkins                      (Principal executive officer)


/s/ Matt A. Landry, Jr.               Executive Vice President, Chief            August 1, 1996
- --------------------------------      Financial Officer and Director
Matt A. Landry, Jr.                   (Principal financial officer and
                                      principal accounting officer)


/s/ James T. Sartain                            Director                         August 1, 1996
- --------------------------------
James T. Sartain

/s/ Rick R. Hagelstein                          Director                         August 1, 1996
- --------------------------------
Rick R. Hagelstein

/s/ Richard E. Bean                             Director                         August 1, 1996
- --------------------------------
Richard E. Bean

/s/ Bart A. Brown                               Director                         August 1, 1996
- --------------------------------
Bart A. Brown

/s/ Donald J. Douglass                          Director                         August 1, 1996
- --------------------------------
Donald J. Douglass

/s/ David W. MacLennan                          Director                         August 1, 1996
- --------------------------------
David W. MacLennan

/s/ David Palmer                                Director                         August 1, 1996
- --------------------------------
David Palmer

/s/ C. Ivan Wilson                              Director                         August 1, 1996
- --------------------------------
C. Ivan Wilson


                                INDEX TO EXHIBITS



 Exhibit
 Number                     Exhibit
 ------                     -------

4.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit
          3.1 of the Registrant's Form 8-K dated July 3, 1995 filed with the Commission on July 18, 1995).

4.2 Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant's Form 8-K dated July 3, 1995 filed with the Commission on July 18, 1995).

4.3       FirstCity Financial Corporation 1995 Stock Option and
          Award Plan (incorporated herein by reference to Exhibit A of the Registrant's Proxy Statement for the Registrant's 1996 Annual Meeting of Stockholders).

4.4*      Form of Award Agreement under FirstCity Financial
          Corporation 1995 Stock Option and Award Plan.

4.5       FirstCity Financial Corporation 1996 Stock Option and
          Award Plan (incorporated herein by reference to Exhibit C of the Registrant's Proxy Statement for the Registrant's 1996 Annual Meeting of Stockholders).

4.6*      Form of Award Agreement under FirstCity Financial
          Corporation 1996 Stock Option and Award Agreement.

5.1*      Opinion of Weil, Gotshal & Manges LLP.

23.1      Consent of Weil, Gotshal & Manges LLP (contained in
          Exhibit 5.1).

23.2*     Consent of KPMG Peat Marwick LLP.

24.1 Power of Attorney (set forth on the signature page to the Registration Statement).



- ---------------------------------

*    Filed herewith.

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